UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	June 5, 2018

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 5, 2018, Patrick Industries, Inc. (the “Company” or “Patrick”) entered into a Second Amended and Restated Credit Agreement, dated as of June 5, 2018, (the “2018 Credit Agreement”) by and among the Company, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. The 2018 Credit Agreement amends and restates the Company’s previous credit agreement dated April 28, 2015 (the "2015 Credit Agreement").

The 2018 Credit Agreement provides for an $800 million revolving credit facility and a $100 million term loan (the "2018 Credit Facility"). The March 17, 2022 maturity date for borrowings under both the revolving credit facility and the term loan remains unchanged. The 2018 Credit Agreement continues to be secured by substantially all personal property assets of the Company and any domestic subsidiary guarantors. The proceeds of the term loan and the revolving credit facility will be used to finance ongoing working capital needs of the Company.

The Company used initial borrowings under the 2018 Credit Facility (i) to repay in full at par the $63.0 million outstanding under the then current term loan. Immediately after the closing, the Company had outstanding $310.0 million of revolving loans, all of which initially bear interest at LIBOR plus 1.75%. The $100 million term loan also initially bears interest at LIBOR plus 1.75%. The interest rate spreads above LIBOR or the base rate are subject to adjustments based on the Company’s total leverage ratio, ranging from 1.50% to 2.25% in the case of loans bearing interest at LIBOR, and from 0.50% to 1.25% in the case of loans bearing interest at the base rate. In addition, a non-use fee is payable quarterly on the average unused credit line under the revolver ranging from 0.20% to 0.30% per annum, based on the Company’s total leverage ratio. The interest rate spreads above LIBOR or the base rate and the non-use fee percentage on the average unused credit line remain unchanged from those contained in the 2015 Credit Agreement.

The term loan will be repaid in consecutive quarterly installments on the last business day of each of March, June, September and December in the following amounts: (i) beginning June 30, 2018, through and including March 31, 2019, $1,250,000, (ii) beginning June 30, 2019, through and including March 31, 2021, $2,500,000, and (iii) beginning June 30, 2021, and each quarter thereafter, $3,750,000, with the remaining balance due at maturity. The 2018 Credit Agreement contains customary limits and restrictions concerning investments, sales of assets, liens on assets, dividends and other payments. The two financial covenants included in the 2018 Credit Agreement are a maximum total leverage ratio of 3.00:1.00 and a minimum fixed charge coverage ratio of 1.50:1.00.

The events of default under the 2018 Credit Agreement include, but are not limited to, the following: failure to pay outstanding principal or interest, failure of applicable representations or warranties to be correct in any material respects, failure to perform any other term, covenant or agreement and such failure is not remedied after notice of such failure within the applicable grace period with respect thereto, if any, a cross-default with other debt in certain circumstances, certain defaults upon obligations under the Employee Retirement Income Security Act or bankruptcy. Such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the 2018 Credit Facility.

A copy of the 2018 Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The 2018 Credit Agreement is secured by a pledge of substantially all of the assets of the Company pursuant to an Amended and Restated Security Agreement, dated June 5, 2018, between the Company and Wells Fargo, as agent (the “2018 Security Agreement”). A copy of the 2018 Security Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The foregoing descriptions of the 2018 Credit Agreement and the 2018 Security Agreement are qualified in their entirety by the actual agreements, which are attached to this Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein.

Item 2.03    Creation of A Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the 2018 Credit Agreement is incorporated herein by reference into this Section 2.03 of this Report.

Item 7.01    Regulation FD Disclosure.

On June 11, 2018, the Company announced the completion of the acquisition of Marine Accessories Corporation ("MAC"), a manufacturer, distributor and aftermarket supplier of custom tower and canvas products and other related accessories to OEMs, dealers, retailers and distributors, as well as direct to consumers within the marine market. MAC is headquartered in Maryville, Tennessee and has eight manufacturing and distribution facilities located primarily in the U.S. MAC’s trailing 12-months revenue through May 2018 was approximately $50 million and the Company expects the acquisition to be immediately accretive to net income per share. The total cash consideration paid for MAC, which was funded under the Company's 2018 Credit Facility, was approximately $57 million. The acquisition of MAC included the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment. MAC will continue to operate on a stand-alone basis under its brand names in its existing facilities.

On June 11, 2018, the Company issued a press release (the "Press Release") related to the information set forth under Items 1.01 and 7.01 of this Report. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information referenced pursuant to Item 7.01, "Regulation FD Disclosure," in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 - Second Amended and Restated Credit Agreement, dated as of June 5, 2018, among Patrick Industries, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as the Agent.
Exhibit 10.2 - Amended and Restated Security Agreement, dated as of June 5, 2018, between Patrick Industries, Inc., the other Grantor's party thereto and Wells Fargo Bank, National Association, as the Agent.
    Exhibit 99.1 - Press Release issued June 11, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: June 11, 2018	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer